PRICING SUPPLEMENT NO. 36                                        Rule 424(b)(3)
DATED: March 5, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes    Book Entry Notes
$100,000,000                     [x]                    [x]

Original Issue Date:             Fixed Rate Notes       Certificated Notes
March 10, 1998                   [_]                    [_]


Maturity Date:
March 10, 2000

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                          Redemption             Repayment           Repayment
Redeemable On             Price(s)               Date(s)             Price(s)
-------------             ----------             ---------           ---------

N/A                       N/A                    N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]         Commercial Paper Rate        Minimum Interest Rate: N/A

[_]         Federal Funds Rate           Interest Reset Date(s): *

[_]         Treasury Rate                Interest Reset Period: Monthly

[_]         LIBOR Reuters                Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                   Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.11%
----------------------------------

*        The 10th of each month.

**       The 10th of each month.

*** The one-month LIBOR rate on March 6, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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